EXHIBIT 11

                              DOCUCON, INCORPORATED

                        COMPUTATION OF EARNINGS PER SHARE

                                   (Unaudited)

                                                                      THREE MONTHS                         NINE MONTHS
                                                                   ENDED SEPTEMBER 30                  ENDED SEPTEMBER 30
                                                              ----------------------------       -------------------------------
                                                                  1996            1995              1996               1995
                                                              ------------    ------------       ------------       ------------
COMPUTATION OF PRIMARY EARNINGS PER SHARE:
   Net income (loss) ......................................   $    492,213    $   (182,273)      $    724,878       $   (889,215)
     Less- Preferred stock dividend requirements ..........        (13,597)        (14,675)           (42,473)           (45,896)
                                                              ------------    ------------       ------------       ------------
     Net income (loss) applicable to common
       stockholders used for computation ..................   $    478,616    $   (196,948)      $    682,405       $   (935,111)
                                                              ============    ============       ============       ============
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON
  STOCK OUTSTANDING .......................................     11,978,117      11,722,583         11,914,074         11,662,841

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING
   UPON ASSUMED CONVERSION OF OPTIONS AND WARRANTS ........        578,350            --              567,873               --
                                                              ------------    ------------       ------------       ------------
WEIGHTED AVERAGE COMMON SHARES AND COMMON SHARE
   EQUIVALENTS USED FOR COMPUTATION .......................     12,556,467      11,722,583         12,481,947         11,662,841
                                                              ============    ============       ============       ============
PRIMARY INCOME (LOSS) PER COMMON SHARE AND COMMON
  SHARE EQUIVALENT ........................................   $        .04    $       (.02)      $        .05       $       (.08)
                                                              ============    ============       ============       ============
COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE:
     Net income (loss) ....................................   $    492,213    $   (182,273)      $    724,878       $   (889,215)
     Preferred stock dividend requirements ................        (13,597)        (14,675)           (42,473)           (45,896)
     Preferred stock dividends not incurred upon
       assumed conversion of preferred stock ..............         13,597            --               42,473               --
                                                              ------------    ------------       ------------       ------------
     Net income (loss) available to common
       stockholders used for computation ..................   $    492,213    $   (196,948)      $    724,878       $   (935,111)
                                                              ============    ============       ============       ============
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON
  STOCK OUTSTANDING .......................................     11,978,117      11,722,583         11,914,074         11,662,841

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING
   UPON ASSUMED CONVERSION OF OPTIONS AND WARRANTS ........        578,350            --              567,873               --

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING
   UPON ASSUMED CONVERSION OF THE PREFERRED STOCK .........        658,689            --              686,074               --
                                                              ------------    ------------       ------------       ------------
WEIGHTED AVERAGE SHARES USED FOR COMPUTATION ..............     13,215,156      11,722,583         13,168,021         11,662,841
                                                              ============    ============       ============       ============
INCOME (LOSS) PER COMMON SHARE AND COMMON SHARE
   EQUIVALENT ASSUMING FULL DILUTION ......................      $.04(a)        $(.02)(a)            $.06(a)           $(.08)(a)
                                                              ============    ============       ============       ============

     (a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K although it is not required by APB Opinion No. 15 because it results in dilution of less than 3 percent or is antidilutive.